Exhibit 4.2

NUMBER	FUNTALK CHINA HOLDINGS LIMITED	SERIES A UNITS
UA_______________ SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP G36993 13 0

SERIES A UNITS CONSISTING OF ONE ORDINARY SHARE AND FIVE CLASS A WARRANTS TO PURCHASE ONE ORDINARY SHARE

THIS CERTIFIES THAT__________________________________________________________________________________________ is the owner of __________________________________________________________________ Series A Units.

Each Series A Unit (“Unit”) consists of one (1) ordinary share, par value $0.001 per share (“Ordinary Share”), of Funtalk China Holdings Limited, a Cayman Islands company (the “Company”), and five (5) Class A warrants (the “Warrants”). Each Warrant entitles the holder to purchase one (1) Ordinary Share for $5.00 per share (subject to adjustment). Each Warrant will expire unless exercised before 5:00 p.m., New York City Time, on December 13, 2013 (the “Expiration Date”). The terms of the Warrants are governed by the Amended and Restated Class A Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and/or the facsimile signatures of its duly authorized officers.

Countersigned and registered

Continental Stock Transfer & Trust Company
Transfer Agent and Registrar
Corporate Logo

By:	Authorized Officer

Chairman of the Board

By__________________________________	By:__________________________
Chief Financial Officer	Chief Executive Officer

Funtalk China Holdings Limited

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -	_______ Custodian ___________
TEN ENT –	as tenants by the entireties		(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act __________________ (States)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and/or transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

___________________________________________________________________________ (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
___________________________________________________________________________
_______________________________________________________________________________________________________________________________________________ Series A Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

___________________________________________________________________ Attorney to transfer the said Series A Units on the books of the within named Company will full power of substitution in the premises.

Dated _________________

Notice:	The signature to this assignment/transfer must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15).

KEEP THIS CERTIFICATE IN A SAFE PLACE, IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.